EXHIBIT A

Executive Officers of Norilsk Nickel

Name	Present Principal Occupation	Citizenship
Mikhail D. Prokhorov	General Director (CEO), Member of the Board of Directors, Chairman of the Management Board of Norilsk Nickel	Russian Federation
Igor A. Komarov	Member of the Management Board, Deputy General Director, Chief Financial Officer of Norilsk Nickel	Russian Federation
Yuri A. Kotlyar	Member of the Management Board of Norilsk Nickel, General Director of OJSC RAO Norilsk Nickel	Russian Federation
Tavakolian R. Morgan	Member of the Board of Directors, Member of the Management Board, Deputy General Director of Norilsk Nickel	United States
Denis S. Morozov	Member of the Management Board, Deputy General Director of Norilsk Nickel	Russian Federation
Jokves I. Rozenberg	Member of the Management Board, Deputy General Director of Norilsk Nickel	Russian Federation
Victor E. Sprogis	Member of the Management Board, Deputy General Director of Norilsk Nickel	Russian Federation
Maxim V. Finsky	Member of the Management Board, Deputy General Director of Norilsk Nickel	Russian Federation
Dmitry S. Cheskis	Member of the Management Board, Deputy General Director of Norilsk Nickel	Russian Federation

Directors of Norilsk Nickel

Name	Present Principal Occupation	Citizenship
Andrey A. Klishas	General Director of ZAO Interros Holding Company, Chairman of the Board of Directors of Norilsk Nickel	Russian Federation
Guy de Selliers	Member of the Board of Directors of Solvay S.A. and Wimm-Bill-Dann	Belgium
Tavakolian R. Morgan	Member of the Management Board, Deputy General Director of Norilsk Nickel	United States
Mikhail D. Prokhorov	General Director (CEO), Chairman of the Management Board of Norilsk Nickel	Russian Federation
Heinz Schimmelbusch	Managing Director of the Safeguard International Fund	Austria
Andrey E. Bugrov	Managing Director of ZAO Interros Holding Company	Russian Federation
Vladimir I. Dolgikh	President of the Management Board of the Krasnoyarsk Fellow-countrymen association	Russian Federation
Ekaterina M. Salnikova	Director for Corporate Structures of ZAO Interros Holding Company	Russian Federation
Kirill L. Ugolnikov	Head of Tax Division of JSC “Vneshyurkollegia”	Russian Federation

Executive Officers of Jenington International Inc.

Name	Present Principal Occupation	Citizenship
Pasqual Siegfried	Managing Director	Switzerland

Directors of Jenington International Inc.

Name	Present Principal Occupation	Citizenship
Pasqual Siegfried	Managing Director of Norilsk Nickel Holding SA	Switzerland